UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016 (June 13, 2016)

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3636 Nobel Drive, Suite #325,

San Diego, CA 92122

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 373-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders of InfoSonics Corporation (the “Company”) was held on June 13, 2016. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1: Election of Directors.

	For	Against	Withheld	Broker Non-Votes
Joseph Ram	5,884,143	530,651	30,783	6,161,854
Randall P. Marx	5,607,150	807,644	30,783	6,161,854
Robert S. Picow	5,609,750	812,244	23,583	6,161,854
Kirk A. Waldron	5,607,990	814,004	23,583	6,161,854

Proposal 2: Ratification of the Selection of SingerLewak LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
12,430,626	150,892	25,913	0

Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (“Say-on-Pay”).

For	Against	Abstain	Broker Non-Votes
5,404,613	997,994	42,970	6,161,854

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Vernon A. LoForti
Vernon A. LoForti
Date: June 15, 2016	Chief Financial Officer